POWER OF ATTORNEY

      The undersigned, Henry Posner III, hereby constitutes and appoints John Hensler, Briar McNutt and Grace Balian, and each of them acting individually with full power of substitution, as the undersigned's true and lawful attorney-in-fact to:

(1)	Obtain credentials (including codes or passwords) to enable the undersigned to submit and file documents, forms and information required by Sections 16(a)
of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or any rule or regulation of the U.S. Securities and Exchange Commission (the "SEC")
via the Electronic Data Gathering and Retrieval ("EDGAR") system, including
(ii) preparing, executing in the undersigned's name and on the undersigned's behalf, and submitting to the SEC any documents necessary or appropriate to obtain such credentials and legally bind the undersigned for purpose of such documents; and (ii) enrolling the undersigned in EDGAR Next or any successor filing system;

(2)	Act as an account administrator for the undersigned's EDGAR account, including: (i) appointing, removing and replacing account administrators, technical administrators, account users, and delegated entities; (ii) maintaining the security of the undersigned's EDGAR account, including modification of access codes; (iii) maintaining, modifying and certifying the accuracy of information on the undersigned's EDGAR account dashboard; and (iv) taking any other actions contemplated by Rule 10 of Regulation S-T;

(3)	Execute for and on behalf of the undersigned any and all Forms 3, 4 and/or
5 (including amendments thereto) in accordance with Section 16(a) of the Exchange Act with respect to the undersigned's holdings of and transactions in the securities issued by Power REIT, a Maryland-domiciled, real estate investment trust (the "Company"), and any Notice of Proposed Sale of Securities on Form 144 (and any amendments thereto) in accordance with Rule
144 under the Securities Act of 1933, as amended (the "Securities Act");

(4)	Do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any Form 3, 4 or 5 and any such Form 144 (including amendments thereto) and timely file the forms or schedules with the SEC and any stock exchange or quotation system, self-regulatory association or any other authority, and provide a copy as required by law or advisable to such persons as the attorney-in-fact deems appropriate; and

(5)	Take any other action in connection with the foregoing that, in the opinion of the attorney-in-fact, may be of benefit to, in the best interest of or legally required of the undersigned, it being understood that the documents executed by the attorney-in-fact on behalf of the undersigned pursuant to this
Power of Attorney shall be in the form and shall contain the terms and conditions as the attorney-in-fact may approve in the attorney-in-fact's discretion.

The undersigned hereby grants to the attorney-in-fact full power and authority to do and perform all and every act requisite, necessary or proper to be done in the exercise of any of the rights and powers granted herein, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that the attorney-in-fact shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers granted herein.

The undersigned acknowledges that the attorney-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act or any provision of Rule 144 under the Securities Act. The undersigned agrees that the attorney-in-fact may rely entirely on information furnished orally or in writing by or at the direction of the undersigned to the attorney-in-fact.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 (including amendments thereto) with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the attorney-in-fact. This Power of Attorney does not revoke any other power of attorney that the undersigned has previously granted.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of the date written below.


Signed and Acknowledged:			/s/ Henry Posner III
						Henry Posner III

Dated:						12/10/25



COMMONWEALTH OF PENNSYLVANIA	)
				)	ss:
COUNTY OF ALLEGHENY		)

On December 10th, 2025, before me, the undersigned officer, personally appeared Henry Posner III, known to me (or satisfactorily proved) to be the person whose name is subscribed to the within instrument, and acknowledged that he executed the same for the purposes therein contained.

In witness whereof, I hereunto set my hand and official seal.

      /s/ Tammy L. Stevenson
      Notary Public

My commission Expires: July 28, 2027
Commission Number: 1173599